UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 2020

CLANCY CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-213698	30-0944559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2nd Floor, BYD, No. 56, Dongsihuan South Road,

Chaoyang District, Beijing, China

(Address of Principal Executive Offices)

+189-1098-4577

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03 Material Modification to Rights of Security Holders.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 9.01. Financial Statements and Exhibits

On July 6, 2020, the Nevada Secretary of State approved the Company’s Certificate of Amendment to Articles of Incorporation with (the “Amendment”) which effectuated the following corporate action (“Corporate Action”):

●	the reverse split of our issued and outstanding common stock, $0.001 par value, on thirty (30) pre-split shares to one (1) post-split share basis. Fractional shares resulting from the action will be rounded up to the nearest whole share.

The Corporate Action was adopted by written consent of our sole Director on June 11, 2020, and the sole Director recommended the Corporate Action be presented to our shareholders for approval. For purposes of the forward stock split described above, the sole Director also set June 12, 2020 as the record date of such action. On June 12, 2020, our majority stockholder, holding 91.885% of our outstanding voting securities, executed written consent in lieu of a shareholder meeting approving the Corporate Action.

FINRA has approved the Corporate Action which will take effect on July 8, 2020. Immediately prior to the Corporate Action there are 93,157,500 shares of common stock issued and outstanding and immediately after the Corporate Action there will be 3,105,250 shares of common stock issued and outstanding

Exhibit No.	Description
3.1 (iii)	Certificate of Amendment to Articles of Incorporation filed on July 6, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLANCY CORP.

(Registrant)

/s/ Xiangying Meng

Xiangying Meng

Chief Executive Officer

Date: July 7, 2020